FIRST AMENDMENT TO
SENIOR PROMISSORY NOTE

This First Amendment (“First Amendment”) to that certain Senior Promissory Note in the principal amount of $3,500,000, dated as of March 23, 2010 (the “Note”) is entered into as of May 2, 2011 by and among Xfone, Inc. (“Maker”) and Burlingame Equity Investors, LP (“Holder”).  Capitalized terms used herein have the same meaning as defined in the Note, unless otherwise specified herein.

WHEREAS, pursuant to the Note, the Maturity Date was set for March 22, 2012; and

WHEREAS, Maker and Holder wish to extend the Maturity Date by one year.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties do hereby agree as follows.

1.  Amendment.  The final-section of the first paragraph of the Note is amended to read as follows:

“Unless this Note shall have been accelerated in the Event of Default, the unpaid Principal Amount, together with any then unpaid Accrued Interest and other amounts payable hereunder, if any, shall be due and payable on March 22, 2013 (the “Maturity Date”), subject to and in accordance with the terms and conditions set forth herein.”

2.Ratification.  The Note as amended hereby is ratified and affirmed, and except as expressly amended hereby, all other terms and provisions of the Note remain unchanged and continue in full force and effect.

3.Execution.  This First Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to accept facsimile signatures as an original signature.

EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

Xfone, Inc.

By: /s/ Guy Nissenson
Name: Guy Nissenson
Title: President & CEO

Burlingame Equity Investors, LP.

By: /s/ Blair E. Sanford
Name: Blair E. Sanford
Title: Managing Member of the General Partner